As filed with the U.S. Securities and Exchange Commission on April 18, 2019

Registration Number 333-215619

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioVie Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	2834	46-2510769
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11601 Wilshire Boulevard, Suite 1100, Los

Angeles, California 90025

(310) 444-4300
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Terren S. Peizer

Chief Executive Officer

c/o BioVie Inc.

11601 Wilshire Boulevard, Suite 1100,

Los Angeles, California 90025

(310) 444-4300

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with Copies to:

Mitchell Nussbaum, Esq.

Norwood P. Beveridge, Jr., Esq.

Lili Taheri, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Phone: (212) 407-4000

Fax: (212) 407-4990

Approximate date of commencement of proposed sale to public:
As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 is an amendment to the Registration Statement on Form S-1 (Reg. No. 333-215619) (the “Registration Statement”) of BioVie Inc. (the “Company”). On April 4, 2019, the Company notified Aspire Capital Fund, LLC pursuant to the terms of the common stock purchase agreement referred to in the Registration Statement that it was electing to terminate such agreement effective April 5, 2019 (the “Termination Date”). In accordance with the undertakings made by the Company to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement which remain unsold at the termination of the offerings, the Company hereby removes from registration all securities registered under the Registration Statement which remained unsold as of the Termination Date.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this post effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on April 18, 2019.

.

BioVie Inc.

/s/ Terren Peizer

By:____________________________________

Terren Peizer

Chairman and Chief Executive Officer
Principal Executive Officer)

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.